UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
October 31, 2012

Omni Bio Pharmaceutical, Inc.
(Exact name of registrant as specified in its charter)

Colorado	000-52530	20-8097969
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

5350 South Roslyn, Suite 430, Greenwood Village, CO	80111
(Address of principal executive offices)	(Zip Code)

(303) 867-3415
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On October 31, 2012 (the “Effective Date”), Omni Bio Pharmaceutical, Inc. (the “Company”) executed a Senior Secured Convertible Promissory Note (the “Note”) with BOCO Investments, LLC (“BOCO”), a significant shareholder and affiliate of the Company, for cash in the amount of $600,000, which is convertible into shares of the Company’s common stock at a price of $1.00 per share (the “Conversion Price”).  As additional consideration, the Company issued to BOCO a warrant to purchase 600,000 shares of the Company’s common stock (the “Warrant”), which is exercisable at $1.50 per share through October 31, 2017.  After deducting legal fees and offering expenses, including commissions and expenses paid to the placement agent, net cash proceeds to the Company from the Note totaled approximately $535,000. The net proceeds of the Note will be used for general working capital purposes and research and development projects.

The Note has a three-year term and is due October 31, 2015, and is convertible at any time during this term at the option of BOCO.  The Note bears interest at an annual rate of 10%, payable, in the sole discretion of the Company, in cash or in shares of the Company’s common stock at the rate of $1.00 per share, or a combination of both, on the earlier of the conversion date or the maturity date.  The Company may prepay the Note, in whole or in part, at any time upon 20 days’ written notice.  If at any time within 12 months following the Effective Date the Company raises additional capital (“New Financing”) in excess of $1.0 million at a price per share that is lower than the Conversion Price (the “Subsequent Conversion Price”), the Conversion Price will be reset to the Subsequent Conversion Price.  Excluded from New Financing is funding raised from the exercise of the Company’s currently outstanding investor warrants that were sold on March 31, 2009, which are exercisable at $0.50 per share, sale of any of the Company’s assets and issuance of securities to the Company’s employees and directors as equity compensation.  The Note is secured by a pledge of 54,000 shares of common stock of BioMimetix Pharmaceutical, Inc. owned by the Company.  The outstanding balance of any amount owing under this Note, which is not paid when due under the terms of this Note, shall bear interest at the rate of 15% per annum.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Form 8-K is incorporated by reference into this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Form 8-K is incorporated by reference into this Item 3.02.  The Note and Warrant are being issued in a private placement exempt from registration pursuant to Regulation D of the Securities Act of 1933, as amended (the “Securities Act”) and constitute “restricted securities” under Rule 144 of the Securities Act.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Omni Bio Pharmaceutical, Inc.

Date: November 6, 2012

	By:	/s/ Robert C. Ogden
Robert C. Ogden Chief Financial Officer